UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 12, 2008

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California	000-28540	94-3079392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

255 Shoreline Drive, Suite 450
Redwood City, California 94065

(Address of Principal Executive Offices, including Zip Code)

(650) 232-2400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangements of Certain Officers.

(e)           Approval of Fiscal Year 2009 Compensation Programs for Named Executive Officers

On December 12, 2008, the Compensation Committee of the Board of Directors of Versant Corporation (“Versant”) approved compensation programs for the Company’s fiscal year ending October 31, 2009 (“Fiscal 2009”) for the Company’s executive officers:  Jochen Witte — Versant’s Chief Executive Officer and President; and Jerry Wong — Versant’s Vice President, Finance and Chief Financial Officer.  The principal components of these Fiscal 2009 compensation programs approved by the Compensation Committee (the “Committee”) are summarized below:

Jochen Witte (Chief Executive Officer and President):  Mr. Witte’s fiscal 2009 base salary was set at the rate of €216,000 (Euros) per annum and the Committee approved a Fiscal 2009 bonus program for  Mr. Witte with the following principal terms:

•                  Bonus based on Fiscal 2009 Net Income Per Share (Diluted).  Mr. Witte will be eligible to be paid a bonus based on Versant’s net income per share, diluted (determined in accordance with U.S. generally accepted accounting principles) for Fiscal 2009, computed before deduction of this bonus (“Pre-Bonus Net Income Per Share”).  This bonus will be payable at the rate of $500.00 per each $0.01 of Pre-Bonus Net Income Per Share and will be payable quarterly after each fiscal quarter.

•                  Bonus based on Fiscal 2009 Revenues:  Mr. Witte will also be eligible to be paid a bonus based on Versant’s revenues for its fiscal year ending October 31, 2009, determined in accordance with U.S. generally accepted accounting principles (“2009 Revenues”), as follows:  (i) for that portion of 2009 Revenues (if any) in excess of $20.0 million but not in excess of $24.0 million, Mr. Witte will be entitled to receive a bonus equal to three percent (3%) of such 2009 Revenues; and (ii) for any 2009 Revenues (if any) in excess of $24.0 million, Mr. Witte will be entitled to receive a bonus equal to six percent (6%) of such 2009 Revenues.  This bonus will be payable after the close of Versant’s fiscal year ending October 31, 2009.

•                  Discretionary Bonus.  In addition, Mr. Witte will be eligible to receive a discretionary bonus following the close of fiscal 2009 of up to $45,000 as determined by the Committee, based on strategic progress in Versant’s business in Fiscal 2009.

Jerry Wong (Vice President Finance, Chief Financial Officer):  Mr. Wong’s fiscal 2009 base salary was set at the rate of $190,000 per annum and the Committee approved a Fiscal 2009 bonus program for Mr. Wong with the following principal terms:

•                  Bonus based on Fiscal 2009 Net Income Per Share (Diluted).  Mr. Wong will be eligible to be paid a bonus based on Versant’s net income per share, diluted (determined in accordance with U.S. generally accepted accounting principles) for Fiscal 2009, computed before deduction of this bonus (“Pre-Bonus Net Income Per

Share”).  This bonus will be payable at the rate of $167.00 per each $0.01 of Pre-Bonus Net Income Per Share.  This bonus will be payable quarterly.

•                  Bonus on Achievement of Operational Objectives.  Mr. Wong will also be eligible to earn a bonus during fiscal 2009 of up to $40,000 by achieving certain operational objectives in Fiscal 2009, as determined by Versant’s Chief Executive Officer.  This bonus would be paid in increments as earned on a quarterly basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: December 17, 2008	By:	/s/ Jerry Wong
Jerry Wong, Chief Financial Officer